                                                                      EXHIBIT 23





                         INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Anadarko Petroleum Corporation:

We consent to the incorporation by reference in the following registration statements of Anadarko Petroleum Corporation of our report dated January 29, 1998, relating to the consolidated balance sheets of Anadarko Petroleum Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 annual report on Form 10-K of Anadarko Petroleum Corporation.

(a) Forms S-8 and S-3, Anadarko Petroleum Corporation 1986 Stock Option Plan (No. 33-8496).

(b)    Forms S-8 and S-3, Anadarko Employee Savings Plan (No. 33-8643).

(c) Forms S-8 and S-3, Anadarko Petroleum Corporation 1987 Stock Option Plan (No. 33-22134).

(d) Forms S-8 and S-3, Anadarko Petroleum Corporation 1988 Stock Option Plan for Non-Employee Directors (No. 33-30384).

(e) Form S-3, Anadarko Petroleum Corporation Shelf Registration Statement for $300 million of Equity or Debt Securities (No. 33-50717).

(f) Form S-8, Anadarko Petroleum Corporation 1993 Stock Incentive Plan (No. 33-54485).


[KPMG PEAT MARWICK LLP]

Houston, Texas
March 18, 1998